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                                                                    EXHIBIT 23.3


        Consent of Chartered Accountants for Jarrah Technologies, Ltd.


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 3, 1996, appearing on page 32 of Borland International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ William Buck & Company
Sydney, Australia
September 24, 1997